Exhibit 99.1

Press Release	Source: NWH Inc.

NWH Announces Second Quarter Results and Plans for Substantial Growth from ENS in Fiscal 2004

Thursday, June 10, 2004, 10:00 A.M. ET

New York, NY, June 10, 2004 /PRNewswire-FirstCall/ — NWH, Inc. (Nasdaq: NWIR - News), the parent company of Electronic Network Systems, Inc. (“ENS”), today reported financial results for its fiscal second quarter and six months ended April 30, 2004. NWH owns and operates ENS (www.enshealth.com), a payer services organization that connects healthcare payers and providers using state of the art proprietary software and telecommunications services for most healthcare payment and insurance validation transactions. The Company focuses its efforts on the development of ENS’ business and continues its business of acquiring and disposing of interests in healthcare and other business areas.

NWH’s net revenues for the second quarter of fiscal 2004 were $4.4 million, compared to $2.9 million in the second quarter of the prior fiscal year. NWH’s reported net income for the second quarter was $529,560 (including $851,568 of Other Income), or $0.18 per share basic and diluted, as compared to net (loss) of ($679,072) (including ($667,890) of Other Income) or ($0.23) basic and diluted per share, in the second quarter of the prior fiscal year. Shares used for computing basic earnings per share were 2,924,631 and 2,919,979, and fully diluted earnings per share were 2,924,657 and 2,932,299, for the second fiscal quarter ended April 30, 2004 and 2003, respectively.

Net revenue for the six months ended April 30, 2004 was $8.6 million, as compared to net revenue of $5.9 million for the six months ended April 30, 2003. NWH’s net income for the six months ended April 30, 2004 was $413,074 (including $793,950 of Other Income), or $0.14 per share basic and diluted, compared to a net income of $805,121 (including $1,513,253 of Other Income), or $0.28 per share basic and diluted, in fiscal 2003.  Shares used for computing basic earnings per share were 2,924,631 and 2,921,020, and fully diluted earnings per share were 2,964,657 and 2,924,495, for the six month period ended April 30, 2004 and 2003, respectively. Other Income consists primarily of gain or loss on securities transactions, reflecting the net results of option and short sale position and settlements and sale of BellSouth Common Stock.  Further, unrealized gains and losses on BellSouth common stock are recorded through Other Comprehensive Income (Loss) and are only recorded in the Statement of Operations when realized upon ultimate sale.  The realized loss on derivative transactions decreased from ($837,998) for the three months ended April 30, 2003 to a gain of $738,015 for the three months ended April 30, 2004.  The unrealized gain on BellSouth common stock, reflected in Other Comprehensive Loss, net of income taxes, for the three months ended April 30, 2003 was $956,180 as compared to a loss of ($505,566) for the three months ended April 30, 2004.

“NWH posted a strong second quarter of fiscal 2004, reflecting ENS revenues that surpassed our expectations, as well as better than anticipated expense management.  After giving effect to dividends paid, NWH had a cash and short-term investments position of $31.8 million at the end of April,” said Terrence S. Cassidy, NWH’s President and CEO.  “ENS’ improving results are expected to help propel NWH to significant year-over-year revenue growth in fiscal 2004.”

About NWH and ENS

ENS is a payer services organization that connects payers (i.e., insurance companies and third party administrators) and providers (i.e., doctors, group practices and other healthcare providers) using state of the art proprietary software and telecommunications services for most healthcare payment and insurance validation transactions.  ENS provides a state of the art technology platform for web based graphical user interfaces on a national basis, which enables its clients, both payers and providers, to comply fully with applicable regulatory requirements such as those imposed by HIPAA (as discussed in Industry below).  ENS’ service offerings address the full array of evolving industry needs in this focused area with a complete cycle of services from a single point of entry (a personal computer in the client’s office) for both providers and payers, compatible with multiple system and database operating environments.  These services include an Internet transactions portal, payer transactions hosting, electronic data interchange, Pre-adjudication software services (PASStm), scanning, optical character recognition and data entry of paper claims and correspondence and mailroom services. ENS generates revenue through recurring subscriptions, flat or per transaction fees and revenue sharing.

Safe Harbor Statement

Certain statements contained in this press release, including, without limitation, statements containing the words “believes,” “anticipates,” “expects” and words of similar import, constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases, regarding the Company’s financial and business prospects and capital requirements.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following: the limited nature of the Company’s operations and the risk of the Company’s failure to acquire additional businesses; the uncertain acceptance of Health-e Network®; competition; existing government regulations and changes in, or the failure to comply with, government regulations; the ability of the Company to sustain, manage or forecast its growth; dependence on significant customers and the potential loss thereof; the ability to attract and retain qualified personnel; risk of technological obsolescence, and other factors referenced in this Quarterly Report on Form 10-Q including, without limitation, in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.  Certain of these factors are discussed in more detail in the Company’s Annual Report on Form 10-K for the year ended October 31, 2003, including, without limitation, under the caption “Business” and Exhibit 99.1 thereto.  Given these uncertainties, undue reliance should not be placed on such forward-looking statements.  The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained or incorporated by reference herein to reflect future events or developments.

Additional information on these and other factors are contained in NWH’s reports filed with the Securities and Exchange Commission (SEC), including the Company’s Quarterly Report on Form 10-Q as filed with the SEC on June 10, 2004, copies of which are available at the website maintained by the SEC at http://www.sec.gov . NWH assumes no obligation to update the forward-looking statements included in this press release.

NWH, INC.

Condensed Consolidated Balance Sheets

	April 30, 2004	October 31, 2003
	(Unaudited)

Assets
Current assets
Cash and cash equivalents	$26,043,838	$29,309,192
Marketable securities	5,785,105	9,777,901
Trade and other receivables	2,840,630	2,419,797
Prepaid expenses and other current assets	487,591	456,794
Refundable income taxes	45,053
Total current assets	35,202,217	41,963,684

Property and equipment, net of accumulated depreciation and amortization of $3,119,173 and $2,865,039, respectively	829,590	703,739
Internally developed software, net of accumulated amortization of $1,701,637 and $1,238,812, respectively	2,447,539	2,489,215
Goodwill	3,762,187	3,762,187
Investments and other assets	1,006,466	957,748
Total assets	$43,247,999	$49,876,573

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$2,086,719	$2,116,881
Call options written at fair value	242,000	2,148,928
Current portion of long-term debt	80,259	71,078
Current income taxes	970,426
Deferred income taxes	2,690,792	3,598,792
Dividends payable	1,462,316	1,462,316
Total current liabilities	6,562,086	10,368,421
Note payable	140,000	140,000
Long-term debt	112,319	15,022
Total liabilities	6,814,405	10,523,443
Stockholders’ equity
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued or outstanding
Common stock, $.01 par value: 20,000,000 shares authorized; 3,342,231 shares issued	33,422	33,422
Additional paid-in capital	23,195,991	23,195,991
Retained earnings	17,864,161	20,375,719
Accumulated other comprehensive income	431,654	839,632
Treasury stock 417,600 shares at cost	(5,091,634)	(5,091,634)
Total stockholders’ equity	36,433,594	39,353,130
Total liabilities and stockholders’ equity	$43,247,999	$49,876,573

NWH, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

	For the Three Months Ended April 30,		For the Six Months Ended April 30,
	2004	2003	2004	2003
Services revenue	$4,373,436	$2,890,901	$8,559,746	$5,936,991
Cost of services	2,350,858	1,494,353	4,536,508	2,985,293
Professional fees	179,002	125,116	397,530	309,476
General and administrative	1,768,232	1,605,902	3,614,018	3,038,324
Depreciation and amortization	76,352	82,712	142,566	168,022
Total expenses	4,374,444	3,308,083	8,690,622	6,501,115

Loss from operations	(1,008)	(417,182)	(130,876)	(564,124)

Other income (expense)
Gain (loss) on securities transactions, net	738,015	(837,998)	558,458	739,113
Dividend income	56,035	98,975	124,571	192,613
Interest income	65,105	87,091	134,920	191,640
Interest expense	(7,587)	(15,958)	(23,999)	(31,366)
Other income	—	—	—	421,253
	851,568	(667,890)	793,950	1,513,253
Income (loss) before provision for (benefit from) income taxes	850,560	(1,085,072)	663,074	949,129

Provision for (benefit from) income taxes	321,000	(406,000)	250,000	144,000
Net income (loss)	$529,560	$(679,072)	$413,074	$805,129

Net income (loss) per common share
Basic	$.18	(.23)	$.14	.28
Diluted	$.18	$(.23)	$.14	$.28

Weighted average number of common shares outstanding
Basic	2,924,631	2,919,979	2,924,631	2,921,023
Diluted	2,924,657	2,932,299	2,964,657	2,924,495

NWH, Inc.

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	For the Three Months Ended April 30,		For the Six Months Ended April 30,
	2004	2003	2004	2003

Net income (loss)	$529,560	$(679,072)	413,074	805,129
Other comprehensive (loss) income
Net unrealized holding (loss) gain on marketable securities arising during the period, net of income tax of ($261,000), $489,990, $52,457 and ($130,010), respectively	(505,566)	956,180	99,237	(222,193)
Reclassification adjustment for gains recognized in net income, net of income taxes of $0, $0, ($261,293) and $0, respectively			(507,215)
Other comprehensive (loss) income	(505,566)	956,180	(407,978)	(222,193)
Comprehensive income	$23,994	$277,108	$5,096	$582,936

NWH, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	For the Six Months Ended April 30,
	2004	2003

Cash flows from operating activities
Net income	$413,074	$805,129
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	770,624	691,224
Gain on securities transactions, net	(558,458)	(739,113)
Gain on sale of investment	—	(421,253)
Deferred income taxes	(700,000)	(402,625)
Bad debt expense	24,641	21,040
Changes in assets and liabilities
Trade and other receivables	(445,474)	158,354
Prepaid expenses and other current assets	(82,788)	(310,156)
Refundable income taxes	(45,053)	—
Other assets	(48,718)	22,990
Accounts payable and accrued expenses	(30,162)	40,382
Current income taxes payable	(970,426)	(583,620)
Net cash used in operating activities	(1,672,740)	(717,648)

Cash flows from investing activities
Acquisition of property and equipment	(202,251)	(232,170)
Cash paid for internally developed software	(405,479)	(294,859)
Proceeds from sale of marketable securities	4,144,783	—
Proceeds from sale of marketable equity securities-short sale	—	1,309,805
Acquisition of marketable securities-short sale	—	(1,301,382)
Acquisition of written call options	(3,585,825)	(7,373,090)
Proceeds from sale of written call options	1,469,400	6,155,611
Proceeds from sale of investment	—	1,421,253
Net cash provided by (used in) investing activities	1,420,628	(314,832)

Cash flows from financing activities
Acquisition of treasury stock	—	(323,106)
Proceeds of short-term debt	100,000	—
Dividends paid	(2,924,632)	—
Principal payments of short and long-term debt	(117,664)	(136,667)
Principal payments of capital leases	(70,946)	—
Net cash used in financing activities	(3,013,242)	(459,773)
Net decrease in cash and cash equivalents	(3,265,354)	(1,492,253)

Cash and cash equivalents
Beginning of period	29,309,192	31,498,217
End of period	$26,043,838	$30,005,964
Capital lease assets acquired and obligations incurred	$195,087	$—

NWH, Inc.

Marketable Securities

	Cost	Unrealized Holding Gain	Fair Value

BellSouth Common Stock	$5,131,451	$653,654	$5,785,105

NWH, Inc.

Stock Options

	Three Months Ended April 30,		Six Months Ended April 30,
	2004	2003	2004	2003
Net income (loss)
As reported	$529,560	$(679,072)	$413,074	$805,129
Deduct: total stock based employee Compensation expense determined under fair value based method for all awards, net of related tax effects	(6,500)	(19,770)	(13,180)	(39,539)
Pro forma	523,060	(698,842)	399,894	765,590

Net income (loss) per share
Basic - as reported	$.18	$(.23)	$.14	$.28
Basic - pro forma	.18	(.24)	.13	.26
Diluted - as reported	.18	(.23)	.14	.28
Diluted - pro forma	.18	(.24)	.13	.26

NWH, Inc.

Earnings Per Share

	Three Months Ended April 30,		Six Months Ended April 30,
	2004	2003	2004	2003

Basic EPS shares outstanding (weighted average)	2,924,631	2,919,979	2,924,631	2,921,023
Effect of dilutive securities	26	12,320	40,026	3,472
Diluted EPS shares outstanding	2,924,657	2,932,299	2,964,657	2,924,495

NWH, Inc.

Marketable Securities

	NWH and Other	ENS	Total
Three months ended April 30, 2004
Revenues
Service	$—	$4,373,436	$4,373,436
Expenses
Cost of services, professional fees, and general and administrative	485,137	3,812,955	4,298,092
Depreciation and amortization	—	76,352	76,352
(Loss) income from operations	$(485,137)	$484,129	$(1,008)
Capital expenditure for property and equipment and internally developed software	$—	$326,767	$326,767

Three months ended April 30, 2003
Revenues
Service	$—	$2,890,901	$2,890,901
Expenses
Cost of services, professional fees, and general and administrative	487,966	2,737,405	3,225,371
Depreciation and amortization	465	82,247	82,712
(Loss) income from operations	$(488,431)	$71,249	$(417,182)
Capital expenditure for property and equipment and internally developed software	$—	$312,767	$312,767

Six months ended April 30, 2004
Revenues
Service	$—	$8,559,746	$8,559,746
Expenses
Cost of services, professional fees, and general and administrative	987,900	7,560,156	8,548,056
Depreciation and amortization	500	142,066	142,566
(Loss) income from operations	$(988,400)	$857,524	$(130,876)
Total assets	$32,499,354	$10,748,645	$43,247,999
Capital expenditure for property and equipment and internally developed software	$—	$802,817	$802,817

Six months ended April 30, 2003
Revenues
Service	$—	$5,936,991	$5,936,991
Expenses
Cost of services, professional fees, and general and administrative	869,287	5,463,806	6,333,093
Depreciation and amortization	930	167,092	168,022
(Loss) income from operations	$(870,217)	$306,093	$(564,124)
Total assets	$44,311,549	$9,053,941	$53,365,490
Capital expenditure for property and equipment and internally developed software	$—	$527,029	$527,029